SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 23, 1995



                            Digital Products Corporation
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              (Exact name of registrant as specified in character)


Florida                           0-9503                  59-1141879
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(State or other jurisdiction    (Commission              (IRS Employer
    of incorporation)           File Number)             Identification No.)



800 N.W. 33rd Street, Pompano Beach, Florida                   33064
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(Address of principal executive offices)                    (Zip Code)


               Registrant's telephone number, including area code:
                             (305) 783-9600
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Item 5.  Other Events

On October 23, 1995, Digital Products Corporation (the "Company") and Strategic Technologies Inc. ("Strategic"), announced the execution of a definitive Agreement and Plan of Merger dated as of October 13, 1995 (the "Merger Agreement") providing for the merger (the "Merger") of a wholly owned subsidiary of Strategic with and into the Company pursuant to which the Company will become a wholly-owned subsidiary of Strategic. Pursuant to the transaction, each outstanding share of Digital common stock will be converted into .379291 of a share of Strategic common stock. Upon completion of the merger and a proposed private placement of 500,000 shares of Strategic common stock, Strategic will have approximately 10.9 million shares outstanding (11.9 million fully diluted), of which 4.4 million shares and 600,000 options will be held by former Digital shareholders.

It is anticipated that the merger will be consummated in or about March of 1996. The transaction is conditioned on obtaining the approval of the shareholders of both Strategic and the Company, the approval of the United States and Canadian securities regulators and the listing of the Strategic common shares on the Toronto Stock Exchange, as well as other conditions. The Merger Agreement is attached hereto as Exhibit 1 and incorporated herein by reference.

In reaching its determination to approve the Merger Agreement, the Board of Directors considered, among other things, the opinion of Marshall & Stevens Incorporated, the Company's advisor as to the fairness, from a financial point of view, of the consideration to be received by the shareholders of the Company pursuant to the Merger. The opinion of Marshall & Stevens Incorporated is attached hereto as Exhibit 2 and incorporated herein by reference.

In conjunction with the execution of the Merger Agreement certain principal shareholders of both companies, including members of the Boards of the companies, have executed a related Shareholders' Agreement whereby the signatories have confirmed their intention to vote for and support the Merger and to provide for certain post-closing governance matters relating to Strategic. Strategic and Digital have also agreed to immediately begin joint marketing of their respective product lines and integration of certain other business operations. The Shareholders' Agreement is attached hereto as Exhibit 3 and incorporated herein by reference.

Strategic has been issued a one year warrant to acquire 500,000 shares of Digital at $0.25 per share plus a conditional warrant to acquire an additional 1,500,000 Digital shares in consideration of agreeing to bear certain transaction costs which warrants are exercisable in the event the transaction is not consummated under certain circumstances. The Warrant Agreements are attached hereto as Exhibits 4 and 5 and incorporated herein by reference.

In conjuction with the execution of the Merger Agreement, Strategic, the Company and Richard A. Angulo, the President and Chief Executive Officer of the Company, entered into a Conditional Employment Agreement dated as of October 13, 1995 which agreement will become effective










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as of the closing of the Merger.  The Conditional Employment Agreement is
attached hereto as Exhibit 6 and incorporated herein by reference.

Attached hereto as Exhibit 7 is a press release issued on October 23, 1995 with respect to the signing of the Merger Agreement.

Item 7.  Financial Statement and Exhibits.

     (c)  Exhibits.

          (1) Agreement and Plan of Merger dated as of October 13, 1995 among the Company, Strategic, and Strategic Florida Inc.(with list of omitted Schedules thereto).

          (2)  Opinion of Marshall & Stevens Incorporated dated October 13,
               1995.

          (3) Shareholders' Agreement dated as of October 13, 1995 among Strategic, certain shareholders of Strategic, the Company and certain shareholders of the Company.

          (4) Warrant Agreement dated as of October 13, 1995 between the Company and Strategic with respect to 500,000 shares of Common Stock of the Company.

          (5) Warrant Agreement dated as of October 13, 1995 between the Company and Strategic with respect to 1,500,000 shares of Common Stock of the Company.

          (6) Conditional Employment Agreement dated as of October 13, 1995 among Strategic, the Company and Richard A. Angulo.

          (7) Joint press release, dated October 23, 1995, of the Company and Strategic.










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                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized,


                         DIGITAL PRODUCTS CORPORATION



                                   /s/ Richard A. Angulo
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Date: October 26, 1995             Richard A. Angulo
                                   President and Chief Executive Officer